UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025 (January 2, 2025)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, has informed us that he intends to retire in early 2025. The existing Employment Agreement between Mr. Donnelly and our subsidiary, Sirius XM Radio LLC (the successor to Sirius XM Radio Inc.) (the “Employment Agreement”), was scheduled to end on January 2, 2025, and will not be renewed after the term of Mr. Donnelly’s employment ends. In connection with Mr. Donnelly’s upcoming retirement, we entered into a transition letter with him on January 2, 2025.

In order to facilitate an orderly transition, Mr. Donnelly has agreed to remain a full-time employee of Sirius XM Radio LLC until April 4, 2025 (such period, the “Full-Time Term”). At the end of the Full-Time Term, Mr. Donnelly will become a part-time employee through December 31, 2025 to assist with the transition of his duties and responsibilities. During the Full-Time Term, Mr. Donnelly will remain our Executive Vice President, General Counsel and Secretary until we hire a new officer to assume his duties and responsibilities. Once we have hired such new officer, Mr. Donnelly will become an advisor to the General Counsel through December 31, 2025.

During the Full-Time Term, Mr. Donnelly will continue to receive his existing annual base salary and employee benefits and will be eligible to earn a pro-rated 2025 annual bonus in respect of such period.

If, during the Full-Time, Term Mr. Donnelly’s employment is terminated by us without “cause” (as defined in the Employment Agreement, which does not include the occurrence of the full-time end date, April 4, 2025), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in the Employment Agreement, he will be entitled to receive the severance payments and benefits described in the Employment Agreement; provided that his 2025 pro-rated bonus would be paid in lieu of any other 2025 bonus contemplated by the Employment Agreement.

If, during the Part-Time Term, Mr. Donnelly’s employment is terminated by us without “cause” (which does not include the occurrence of the part-time end date, December 31, 2025), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in the Employment Agreement, he will be entitled to receive any accrued payments and benefits, any 2025 pro-rated bonus, and the amount of any part-time salary that he otherwise would have received through December 31, 2025.

The foregoing description is qualified in its entirety by the transition letter attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description of Exhibit

10.1	Transition Letter to Employment Agreement dated January 2, 2025 between Sirius XM Radio LLC and Patrick L. Donnelly

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Ruth A. Ziegler
Ruth A. Ziegler
Senior Vice President and Deputy General Counsel

Dated: January 3, 2025

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